Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended June 30, 2013 and Declares Third Quarter 2013 Dividend of $0.34 Per Share and Special Dividend of $0.12 Per Share

Defensive Investment Strategy Underscored by Continued Strong Credit Performance

Second Quarter Adjusted Net Investment Income of $0.50 per Weighted Average Share

Second Quarter Pro-Forma Adjusted Net Investment Income of $0.38 per Weighted Average Share After Deducting One-Time $0.12 YP Distribution

Declares Third Quarter 2013 Dividend of $0.34 per Share

Declares Special Dividend of $0.12 per Share

Originated $150.3 Million of Assets in the Quarter

NEW YORK--(BUSINESS WIRE)--August 7, 2013--New Mountain Finance Corporation (NYSE: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended June 30, 2013 and reported second quarter Adjusted Net Investment Income of New Mountain Finance Holdings, L.L.C. (the “Operating Company”) of $0.50 per weighted average share. Second quarter Pro-Forma Adjusted Net Investment Income was $0.38 per weighted average share, after deducting $0.12 per weighted average share related to a dividend distribution from its ownership of YP LLC (“YP”) warrants. At June 30, 2013, net asset value (“NAV”) per share was $14.32, an increase of $0.01 per share from March 31, 2013. The Company also announced that its board of directors declared a third quarter 2013 dividend of $0.34 per share, which will be payable on September 30, 2013 to holders of record as of September 16, 2013 and a special dividend of $0.12 per share in connection with the YP distribution, which will be payable on August 30, 2013 to holders of record as of August 20, 2013.

Additionally, during the second quarter we completed a common stock offering that generated approximately $29.1 million in gross proceeds. The Operating Company also amended its credit facility to increase the maximum capacity of the credit facility (the “Holdings Credit Facility”) from $230.0 million to $250.0 million.

Except where noted otherwise, all financial information shown is that of the Operating Company. Also, please note that share and unit are used interchangeably.

Selected Financial Highlights
(in millions, except per share/unit data)
	June 30, 2013
Investment Portfolio	$1,059.0
Total Assets	$1,094.4
Total Debt	$416.5
NAV	$640.3

NAV per Share/Unit	$14.32
Debt/Equity	0.65x

Investment Portfolio Composition	June 30, 2013	Percent of Total
First Lien	$550.9	52.0%
Second Lien	432.8	40.9%
Subordinated	46.7	4.4%
Preferred Equity	23.0	2.2%
Common Equity and Other	5.6	0.5%
Total	$1,059.0	100.0%

	Three Months Ended June 30, 2013
		Normal			One-Time		Pro-Forma
(in millions)	GAAP	Adjustments		Adjusted	Adjustments - YP		Adjusted
Total investment income	$35.1	($0.2)	(1)	$34.9	($6.4)	(3)	$28.5
Net investment income	$23.5	($1.9)	(1)(2)	$21.6	($5.1)	(4)	$16.5
Net increase in capital resulting from operations	$14.8			$14.8	($5.1)	(4)	$9.7

Net investment income per weighted average share				$0.50	($0.12)		$0.38
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(1) Adjusted to effectively step-up the cost basis of the Operating Company’s existing investments to fair market value at the IPO date. Under GAAP, the Operating Company did not step-up the cost basis of the Operating Company’s existing investments to fair market value at the IPO date. Since the total value of the Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. The Operating Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Operating Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. The Operating Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains or losses and unrealized capital depreciation.
(2) Reclassification of the capital gains incentive fee out of net investment income and into net change in capital resulting from operations of ($1.7) million.
(3) Reverse out the gross non-recurring YP distribution of $6.4 million.
(4) Reverse out the net non-recurring YP distribution of $5.1 million (net of related incentive fee).

We believe that the strength of the Operating Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C., a leading private equity firm – is underscored by continued strong credit performance. The Operating Company has had only one portfolio company, representing approximately $5.9 million of the cost of all investments made since inception in October 2008, or less than 0.3%, go on non-accrual.

Robert Hamwee, CEO, commented, “We are very pleased with the second quarter’s earnings, which underscores our focus on delivering both stable 'above the line' results as well as 'below the line' value. These results allowed us to pay a special dividend and more than cover our regular dividend. Our investment pace increased from the prior quarter, as we originated $150 million of investments and remain fully invested, all while maintaining an attractive portfolio yield. Most importantly, we once again experienced no material negative portfolio credit migration.”

“As managers and significant stockholders personally, we are pleased with the completion of another very strong quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe New Mountain’s strategic focus on acyclical “defensive growth” industries and on companies that we know well helps drive superior performance.”

Portfolio and Investment Activity

We are a holding company with no direct operations of our own, and our sole asset is our ownership in the Operating Company. We apply an investment company master-feeder structure whereby the financial results of the Operating Company are allocated to us based on our pro-rata ownership interest in the Operating Company.

The Operating Company is externally managed by New Mountain Finance Advisers BDC, L.L.C. (the “Investment Advisor”). Both New Mountain Finance Corporation and the Operating Company have elected to be treated as business development companies under the Investment Company Act of 1940, as amended.

As of June 30, 2013, the Operating Company’s net asset value was approximately $640.3 million and its portfolio had a fair value of approximately $1,059.0 million in 59 portfolio companies, with a weighted average Yield to Maturity1 of approximately 10.3%. For the three months ended June 30, 2013, the Operating Company made approximately $150.3 million of originations and commitments. The $150.3 million includes approximately $84.2 million of investments in four new portfolio companies and approximately $66.1 million of investments in four portfolio companies held as of March 31, 2013. For the three months ended June 30, 2013, the Operating Company had approximately $1.4 million of sales in two portfolio companies and repayments of approximately $114.9 million.

Consolidated Results of Operations

The Operating Company’s total adjusted investment income for the three months ended June 30, 2013 and 2012 was approximately $34.9 million and $19.5 million, respectively. For the three months ended June 30, 2013 and 2012, total adjusted investment income consisted of approximately $23.4 million and $17.0 million in cash interest income from investments, respectively, prepayment penalties of approximately $2.2 million and $1.1 million, respectively, approximately $0.9 million and $0.6 million in payment-in-kind (“PIK”) interest income from investments, respectively, net amortization of purchase premiums/discounts and origination fees of approximately $0.6 million and $0.6 million, respectively, and approximately $1.4 million and $0.2 million in other income, respectively. For the three months ended June 30, 2013, dividend income of $6.4 million related to the YP warrant dividend distribution2.

The Operating Company’s total net expenses for the three months ended June 30, 2013 and 2012 were approximately $13.3 million and $8.6 million, respectively, excluding the ($1.7) million reduction to accrued hypothetical capital gains incentive fees and the $0.1 million of accrued hypothetical capital gains incentive fees, respectively. The hypothetical capital gains incentive fee is based upon the cumulative net Adjusted Realized Capital Gains (Losses)3 and the cumulative net Adjusted Unrealized Capital Appreciation (Depreciation)3 from inception through the end of the current period. Actual amounts paid to the Investment Adviser are consistent with the investment advisory and management agreement, as amended and restated (the “Investment Management Agreement”), and are based only on actual Adjusted Realized Capital Gains computed net of all Adjusted Realized Capital Losses and Adjusted Unrealized Capital Depreciation on a cumulative basis from inception through the end of each calendar year as if the entire portfolio was sold at fair value. As of June 30, 2013, no actual capital gains incentive fee was owed under the Investment Management Agreement, as amended and restated, as cumulative net Adjusted Realized Capital Gains did not exceed cumulative Adjusted Unrealized Capital Depreciation.

Total net expenses for the three months ended June 30, 2013 and 2012 consisted of approximately $3.1 million and $2.4 million, respectively, of costs associated with the Operating Company’s credit facilities and approximately $9.1 million and $5.3 million, respectively, in management and incentive fees, excluding the ($1.7) million reduction to accrued hypothetical capital gains incentive fees and the $0.1 million of accrued hypothetical capital gains incentive fees, respectively. The Operating Company has capped its direct and indirect expenses for the third year of operations at $4.25 million, resulting in professional fees, administrative expense, and other general and administrative expenses totaling approximately $1.1 million for the quarter ended June 30, 2013.

During the three months ended June 30, 2013 and 2012, the Operating Company recorded approximately $0.6 million and $7.5 million, respectively, in adjusted net realized gains. During the three months ended June 30, 2013 and 2012, the Operating Company also recorded approximately ($9.1) million and ($7.2) million, respectively, in adjusted net changes in unrealized depreciation of investments.

Liquidity and Capital Resources

As of June 30, 2013, the Operating Company had cash and cash equivalents of approximately $15.9 million and total debt outstanding of approximately $416.5 million (approximately $209.4 million of the $250.0 million of total availability of the Holdings Credit Facility and approximately $207.1 million of the $215.0 million of total availability of the SLF Credit Facility).

On June 21, 2013, the Company completed a public offering of 6,000,000 shares of NMFC common stock, for 2,000,000 shares of its common stock and an underwritten secondary public offering of 4,000,000 shares of its common stock on behalf of a selling stockholder, New Mountain Finance AIV Holdings Corporation (“AIV Holdings”), at a public offering price of $14.55 per share. In connection with the public offering, the underwriters purchased an additional 750,000 secondary shares of NMFC’s common stock from AIV Holdings with the exercise of the overallotment option to purchase up to an additional 900,000 shares of common stock. The primary shares generated gross proceeds of $29.1 million to the Company. NMFC did not receive any proceeds from the sale of shares of NMFC’s common stock by AIV Holdings, including pursuant to the exercise of the overallotment option.

As of June 30, 2013, NMFC owned 85.3% of the Operating Company and AIV Holdings owned 14.7% of the Operating Company.

Portfolio and Asset Quality

The Operating Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Operating Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual crystallization of a loss through a restructuring or impaired sale.

As of June 30, 2013, one portfolio company had an investment rating of “3”, with a cost basis of approximately $13.5 million and a fair value of approximately $8.9 million.

As of June 30, 2013, one portfolio company comprising three separate loans was on non-accrual status and had an investment rating of “4”. As of June 30, 2013, the loans in this portfolio company had an aggregate cost basis of approximately $5.9 million and an aggregate fair value of approximately $0.4 million.

Recent Developments

The Operating Company had approximately $59.4 million of originations and commitments in the first 36 days of the third quarter of 2013. This was offset by approximately $12.4 million of repayments during the same period.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Thursday, August 8, 2013, to discuss its second quarter 2013 financial results. All interested parties may participate in the conference call by dialing +1 (888) 317-6016 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-6016. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

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[1] References to “Yield to Maturity” assume that all investments not on non-accrual in the Operating Company’s portfolio are purchased at fair value on June 30, 2013 and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. The actual yield to maturity may be higher or lower due to the future selection of the London Interbank Offered Rate (“LIBOR”) contracts by individual companies in the Operating Company’s portfolio or other factors.
[2] Information related to the tax characterization of this distribution was not available as of June 30, 2013. NMFC and the Operating Company are currently not aware of any potential tax liabilities that may be attributable to this investment and thus have not accrued any related income tax expense. NMFC and the Operating Company will continue to evaluate any potential income tax liabilities as more information is made available.

[3] Under accounting principles generally accepted in the United States of America (“GAAP”), the Company’s initial public offering (“IPO”) did not step-up the cost basis of the Operating Company’s existing investments to fair market value at the IPO date. Since the total value of the Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. This will remain until such predecessor investments are sold or mature in the future. The Operating Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Operating Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. This is defined as “Pre-Incentive Fee Adjusted Net Investment Income”. The Operating Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains and losses (“Adjusted Realized Capital Gains (Losses)”) and unrealized capital appreciation and depreciation (“Adjusted Unrealized Capital Appreciation (Depreciation)”).

Financial Statements and Tables of the Operating Company

New Mountain Finance Holdings, LLC
Consolidated Statements of Assets, Liabilities and Members' Capital

(in thousands, except unit and per unit data)

	June 30, 2013	December 31, 2012
Assets
Investments, at fair value (cost of $1,045,565 and $976,243, respectively)	$1,059,001	$989,820
Cash and cash equivalents	15,946	12,752
Interest and dividend receivable	11,202	6,340
Deferred credit facility costs (net of accumulated amortization of $2,751 and $2,016, respectively)	5,232	5,490
Receivable from affiliate	648	534
Receivable from unsettled securities sold	-	9,962
Other assets	2,394	666
Total assets	$1,094,423	$1,025,564

Liabilities
Holdings Credit Facility	209,436	206,938
SLF Credit Facility	207,100	214,262
Payable for unsettled securities purchased	19,600	9,700
Incentive fee payable	5,407	3,390
Capital gains incentive fee payable	5,388	4,407
Management fee payable	3,727	3,222
Interest payable	757	712
Payable to affiliate	46	-
Dividends payable	-	11,192
Other liabilities	2,667	1,802
Total liabilities	454,128	455,625
Members' Capital	640,295	569,939
Total liabilities and members' capital	$1,094,423	$1,025,564

Outstanding common membership units	44,720,486	40,548,189
Capital per unit	$14.32	$14.06

New Mountain Finance Holdings, L.L.C.
Consolidated Statements of Operations
(in thousands)

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Investment income
Interest income	$27,321	$20,124	$52,364	$38,725
Dividend income	6,436	-	6,433	-
Other income	1,399	175	1,677	596
Total investment income	35,156	20,299	60,474	39,321

Expenses
Incentive fee	5,407	2,718	8,865	5,169
Capital gains incentive fee	(1,701)	53	981	964
Total incentive fee	3,706	2,771	9,846	6,133
Management fee	3,727	2,606	7,295	5,120
Interest and other credit facility expenses	3,118	2,401	6,189	4,884
Administrative expenses	939	504	1,698	1,060
Professional fees	563	426	1,135	874
Other general and administrative expenses	396	343	806	639
Total expenses	12,449	9,051	26,969	18,710
Less: expenses waived and reimbursed	(836)	(398)	(1,665)	(948)
Net expenses	11,613	8,653	25,304	17,762

Net investment income	23,543	11,646	35,170	21,559
Net realized gains on investments	3,312	11,968	4,356	12,976
Net change in unrealized (depreciation) appreciation of investments	(12,031)	(12,529)	(141)	216
Net increase in members' capital resulting from operations	$14,824	$11,085	$39,385	$34,751

Reconciliation of Adjusted Net Income
(in millions)

	Three Months Ended June 30, 2013
		Normal			One-Time
	GAAP	Adjustments		Adjusted	Adjustments - YP		Pro-Forma Adjusted

Investment income

Interest income	$27.3	($0.2)	(1)	$27.1			$27.1

Dividend income	6.4			6.4	(6.4)	(3)	-

Other income	1.4			1.4			1.4

Total investment income	35.1	(0.2)		34.9	(6.4)		28.5

Expenses

Incentive fee	5.4			5.4	(1.3)	(3)	4.1

Capital gains incentive fee	(1.7)	1.7	(2)	-			-

Total incentive fee	3.7	1.7		5.4	(1.3)		4.1

Management fee	3.7			3.7			3.7

Interest and other credit facility expenses	3.1			3.1			3.1

Professional fees	0.6			0.6			0.6

Administrative expenses	0.9			0.9			0.9

Other general and administrative expenses	0.4			0.4			0.4

Total expenses	12.4	1.7		14.1	(1.3)		12.8

Less: expenses waived and reimbursed	(0.8)			(0.8)			(0.8)

Net expenses	11.6			13.3			12.0

Net investment income	23.5	(1.9)		21.6	(5.1)		16.5

Net realized gains (losses) on investments	3.3	(2.7)	(1)	0.6			0.6

Net change in unrealized (depreciation) appreciation of investments	(12.0)	2.9	(1)	(9.1)			(9.1)

Capital gains incentive fees	-	1.7	(2)	1.7			1.7

Net increase in capital resulting from operations	$14.8			$14.8	($5.1)		$9.7

Net investment income per weighted average share				$0.50	($0.12)		$0.38

(1) Adjustment to effectively step-up the cost basis of the Operating Company’s existing investments to fair market value at the IPO date. Under GAAP, the Operating Company did not step-up the cost basis of the Operating Company’s existing investments to fair market value at the IPO date. Since the total value of the Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. The Operating Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Operating Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. The Operating Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains or losses and unrealized capital depreciation.
(2) Reclassification of the capital gains incentive fee out of net investment income and into net change in capital resulting from operations.
(3) Adjustment to reverse out the non-recurring YP distribution and related incentive fee.

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company used all of the proceeds from its initial public offering and concurrent private placement and the proceeds from its subsequent offerings to acquire common membership units from New Mountain Finance Holdings, L.L.C. (the “Operating Company”). The investment objective of the Operating Company is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, the Operating Company’s investments may also include small equity interests. The Operating Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL, L.L.C.

New Mountain Capital, L.L.C is a New York-based private equity firm investing for long-term capital appreciation through direct investments in growth equity transactions, leveraged acquisitions, and management buyouts. The firm currently manages private and public equity funds with more than $9.0 billion in aggregate capital commitments. New Mountain Capital, L.L.C. seeks out the highest-quality defensive growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publically update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
David Cordova, (212) 220-3546
Chief Financial Officer and Treasurer